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                                                                   EXHIBIT 10.11

                              CONSULTING AGREEMENT

     This agreement confirms that Chicken Kitchen Corp. ("The Company") has retained Olympus Capital, Inc. (hereinafter "OCI") for the purpose of assisting the Company in identifying investors willing to invest capital into the Company. The Company is seeking to raise $4,000,000 U.S. (Four Million U.S. Dollars) and wants OCI to introduce the Company to potential investors. The Company desires to raise this capital for the purpose of purchasing additional restuarants and for working capital. The Company is doing so in the form of a private placement. It is understood that OCI's sole obligation is to introduce potential investors to the Company not to assist either the Company or the potential investors in the negotiation of the terms of any investment or to solicit investors to participate in any securities offering.

     OCI also agrees to assist the Company in accessing the need for retaining the services of a financial public relations company, and helping the Company in selecting a financial public relations company if the Company decides it has such a need.

     OCI also agrees for a period of 12 months to assist the Company in any dealings with a potential investment banker and to assist the Company in identifying any possible merger or acquisition candidates.

1.   FEES AND EXPENSES

     As compensation for the services rendered to the Company as set forth above, it is agreed that the Company shall pay OCI a consulting fee of $630,000 (Six Hundred Thirty Thousand US Dollars). This fee shall be payable in cash from the escrow account of Hand & Hand with the closing of the Company's Private Placement. In addition, the Company shall issue to OCI 140,000 restricted shares of its common stock plus an option to purchase 100,000 shares of common stock at $1.25 a share and 100,000 shares at $1.75 with piggyback registration rights on all shares and options on any future registration statements for a period of two (2) years from the date of this contract.

     The above consulting fee of $630,000 includes an expense deposit of $30,000 (Thirty Thousand US Dollars). All expenses, including but not limited to air fare, hotel, travel, photocopying, Federal Express and mailing cost of private placement documents will be accounted for within ninety (90) days with any balance returned to the Company.

2.   OBLIGATIONS LIMITED

     OCI shall be under no obligation to make an independent investigation or inquiry as to any information regarding the Company or any representations of the Company and shall have no liability in regard thereto.

3.   OFFERING MATERIALS

     (a) The Company agrees with OCI that the Company will as promptly as practicable deliver to OCI offering materials which shall include in all filings made with the Securities and Exchange Commission since the beginning of the Company's last completed fiscal year and all other information with respect to the business and properties of the Company and any recent developments. Such offering material (the "Offering Material") shall comply with all applicable securities laws. The Company


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         will be solely responsible for the contents of the Private Placement
         Material and any other written information provided to any offeree and the Company represents that the Private Placement Materials will not, as of the date of the offer or sale of any Securities, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances which they were made, not misleading. The company agrees to advise OCI promptly of the occurrence of any event or any other change, which results in the Private Placement Materials containing any untrue statement of a material factor or omitting to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company authorizes OCI to provide the Private Placement Materials in the form provided to prospective purchasers of the private placement.

     (b) The Company's financial and operational history, its capitalization, its present condition, financial and otherwise, assets and prospects, shall be represented to OCI in the written material delivered to OCI by the Company. The Company shall supply OCI with such financial statements, contracts, and other corporate records and documents as OCI shall deem necessary and it shall supply OCI counsel with all financial statements, contracts, documents, and other corporate papers as may be reasonably requested. In addition, OCI shall be promptly and fully informed by the Company of any events which might have a material effect on the financial condition, results of operations, assets or prospects of the Company.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Company represents and warrants that this letter has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforcement may be limited for bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting the enforcement of creditor's rights generally and by general equity principles. The Company further represents and warrants that consummation of the transaction contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

5.   INDEMNITY CONTRIBUTION

     (a) The Company agrees to indemnity and hold harmless OCI, and each person, if any, who controls OCI and their respective employees, officers and directors, their affiliates and any controlling person of any of them (each an "indemnified party") form and against all claims, damages, losses, liabilities, costs, and expenses (collectively, for purposes of this subparagraph (a), "liabilities") as the same are incurred (including, without limitation, any actual, legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding (including an investigation) commenced or threatened, or in appearing or preparing for pretrial proceeding such as a deposition)) which arises out of or in connection with this Agreement, the performance of any services pursuant to this engagement letter or the transactions contemplated hereby.

     (b) In the event of the assertion against any indemnified party of any such claim or the commencement of any suit, action or proceeding, the Company shall be entitled to participated in such suit, action or proceeding, and in the investigation of such claim, and, after written notice from the Company to the indemnified party to assume



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         the investigation or defense of such claim, suit, action or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding, the election of the Company to assume the defense or investigation of such claim, suit, action or proceeding, and the Company shall bear the expense of such separate counsel, if (i) counsel for the indemnified party in good faith advises the indemnified party that use of counsel chosen by the Company could give rise to a conflict of interest and both are parties to the suit, (ii) the Company shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such litigation or proceeding, or (iii) the Company shall authorize the indemnified party to employ separate counsel at the expense of the Company.

         If for any reason the foregoing indemnification is unavailable to the indemnified party or insufficient to hold the indemnified party harmless, the Company shall contribute to the amount paid or payable by the indemnified party as a result of such claim, suit, action, proceeding, damage, loss, liability, cost or expense for which indemnification in contemplated by paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the other party or parties on the other hand in connection with the matters covered by this Agreement, or (ii) if the allocation provided by clause (iii) is not permitted by applicable law, in such proportion as is appropriate to select not only the relative benefits received by the parties from the transaction, but also the relative fault of the parties in connection with the statements or omissions which resulted in such claims, suits, actions, proceedings, damages, losses, liabilities, costs and expenses, as well as any relevant equitable consideration. The relative benefits received by the Company on the one hand and OCI on the other shall be deemed to be in the same proportion as the total proceeds from the transaction (net of the fee, set forth herein) received by the Company bears to the fees received by OCI.

6.   NOTICES

     Any notice or other communication to be given to the Company hereunder may be given by delivering the same in writing to the address set forth below, and any notice or other communication to be given to OCI may be given by delivering the same to Olympus Capital, Inc. 367 Brantley Club Place, Longwood, Florida 32779 Attention: James W. Spratt III, President, or in each case, such other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

7.   CONFIDENTIALITY

     It is understood and agreed that OCI and the Company, during the course of this Agreement, shall exchange information that is privileged and confidential as a consequence of doing business. OCI and the Company agree that neither shall make personal use of the information provided to it by the other or make that information available to a third party or company without the expressed written consent of the other party. This confidentiality, non-disclosure agreement extends to both OCI and the Company and their representatives, agents and employees.


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8. PROPRIETY INTEREST IN INVESTORS

          It is understood and agreed between the parties that OCI has expended time and money in identifying and cultivating the potential investors it brings to the Company. Should the Company solicit or receive any subsequent moneys from investors introduced by OCI, the Company shall immediately notify OCI and OCI shall be entitled to a finders fee of 15% of said funds received.

9. MISCELLANEOUS

          This Agreement sets forth the entire understanding of OCI and the Company concerning the subject matter hereof and supersedes any prior communications, understandings and agreements between the parties. This Agreement cannot be changed, nor can any of its provisions be waived, except by a writing signed by OCI and the Company. The headings contained in this agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of the provisions hereof. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. CONTROLLING LAW AND VENUE

          This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

IN WITNESS WHEREOF, the Parties have executed the Agreement this 20th day of August, 1997.


OLYMPUS CAPITAL, INC.                CHICKEN KITCHEN CORPORATION



By: James W. Spratt III                 By: /s/ Christian DeBerdouare
   -------------------------------         -----------------------------------
   James W. Spratt III, President          Christian DeBerdouare, President
   367 Brantley Club Place                 5415 Collins Ave., Apt. 305
   Longwood, FL 32779                      Miami, FL 33140





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